Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No.	Plan
333-16829	Intuit Inc. 1996 Directors Stock Option Plan; Intuit Inc. 1996 Employee Stock Purchase Plan

333-45277	Intuit Inc. 1996 Directors Stock Option Plan

333-51698	Intuit Inc. 1996 Directors Stock Option Plan

333-71101	Intuit Inc. 1996 Directors Stock Option Plan

333-81324	Intuit Inc. 1996 Directors Stock Option Plan

333-81328	Intuit Inc. 1996 Employee Stock Purchase Plan

333-92513	Intuit Inc. 1996 Employee Stock Purchase Plan

333-92515	Intuit Inc. 1996 Directors Stock Plan

333-102213	Intuit Inc. 2002 Equity Incentive Plan; Intuit Inc. 1996 Employee Stock Purchase Plan; Intuit Inc. 1996 Director Stock Option Plan

333-112170	Intuit Inc. 2005 Equity Incentive Plan

333-130453	Intuit Inc. 2005 Equity Incentive Plan

333-137352	StepUp Commerce, Inc. 2004 Stock Incentive Plan

333-139452	Intuit Inc. 2005 Equity Incentive Plan; Intuit Inc. Employee Stock Purchase Plan

333-140568	Digital Insight Corporation 1997 Stock Plan; Digital Insight Corporation 1999 Stock Incentive Plan; 1997 Stock Plan of AnyTime Access, Inc.

333-148112	Intuit Inc. 2005 Equity Incentive Plan

333-148580	Homestead.com Incorporated 1996 Stock Option Plan; Homestead Technologies Inc. 2006 Equity Incentive Plan

333-156205	Intuit Inc. 2005 Equity Incentive Plan

333-161044	PayCycle, Inc. 1999 Equity Incentive Plan

333-163145	Mint Software Inc. Third Amended and Restated 2006 Stock Plan

Form S-8 No.	Plan
333-163728	Intuit Inc. 2005 Equity Incentive Plan; Intuit Inc. Employee Stock Purchase Plan

333-171768	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan

333-179110	Intuit Inc. Employee Stock Purchase Plan

333-181732	Demandforce, Inc. 2007 Equity Incentive Plan

333-192062	Amended and Restated Level Up Analytics, Inc. 2012 Stock Plan

333-193184	Docstoc Inc. 2007 Stock Plan

333-193551	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan

333-196197	Restricted stock units granted under the Lettuce Inc. 2014 Equity Incentive Plan, and assumed by the Registrant

333-197082	Check Inc. Second Restated 2007 Stock Option Incentive Plan and Netgate Software Ltd. Israeli Sub-Plan to the Check Inc. Second Restated 2007 Stock Option Incentive Plan

Form S-3 No.	Prospectus
333-50417	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-63739	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-54610	$1,000,000,000 in the aggregate of common stock, preferred stock and debt securities

333-192130	$8,257,953.60 in the aggregate of common stock

Form S-4 No.	Prospectus
333-71097	$500,000,000 in the aggregate of common stock

of our reports dated September 12, 2014, with respect to the consolidated financial statements and schedule of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc. included in this Annual Report (Form 10-K) of Intuit Inc. for the year ended July 31, 2014.

/s/ ERNST & YOUNG LLP
San Jose, California
September 12, 2014